June 12, 2000


                         DOMAIN NAME PURCHASE AGREEMENT
                            Between Site HQ, Inc. And
                      Internet Properties Development, Inc.



This letter is an agreement between Internet Properties Development, Inc. (the "Buyer"), a wholly owned subsidiary of KwikWeb.com Inc., a Nevada Corporation, and Site HQ, Inc., a California Corporation (the "Seller"), regarding the transfer and sale of the Seller's ownership interest in the Internet domain names and their corresponding Internet and Intellectual assets described in Exhibit "A".

The agreed terms and points of the sale are as follows:

         In consideration of the transfer of the domain, the Buyer will;

         (1) pay the Seller $50,000 Fifty thousand and none, within 30 (thirty) days of today's date, following a reasonable period of due diligence.
         (2) In the event of the Sale of any of the Assets purchased in this transaction (Exhibit "A"), the Seller a BONUS PAYMENT(S) equal to 25% (twenty-five percent) of the Sale proceeds.
         (3) In the event of a re-capitalization of any of the Assets purchased in this transaction (Exhibit "A"), issue the Seller a BONUS PAYMENT(S) equal to 25% (twenty-five percent) of the property's re-capitalization.



Buyer:


/s/ Matthew Hayes
------------------------------
Internet Properties Development, Inc.
MATTHEW HAYES



Seller:


/s/ H. Page Howe
------------------------------
Site HQ
H.PAGEHOWE